Exhibit 99.1

The Blackstone Group Reports Third Quarter 2008 Results

•

Economic Net Income for the third quarter 2008 was a loss of $(509.3) million as compared to Economic Net Income of $99.9 million in the second quarter of 2008 and $299.2 million in the third quarter of 2007.

•

GAAP Loss for the third quarter of 2008 was $(365.5) million, which included net transaction related costs of $855.8 million offset by Non-Controlling Interests of $(999.6) million, as compared with a GAAP Loss of $(185.5) million in the second quarter of 2008.

•

Fee-earning Assets Under Management of $99.73 billion were 28% higher than the year-ago period and flat with June 30, 2008. Total Assets Under Management were $116.28 billion, an 18% increase from $98.20 billion at September 30, 2007.

•	Quarterly Management and Advisory Fees rose to a record $462.3 million, a 35% increase from $342.0 million in the third quarter of 2007.

•	Revenues in Financial Advisory increased to a record $160.7 million, a 91% increase from the third quarter of 2007.

•	Blackstone declares a quarterly priority distribution of $0.30 per common unit.

New York, November 6, 2008: The Blackstone Group L.P. (NYSE: BX) today reported its third quarter 2008 results. For the quarter ended September 30, 2008, Total Net Reportable Segment Revenues were a negative $(229.2) million as compared to $376.2 million in this year’s second quarter. Total Reportable Segment Revenues were $545.5 million in the third quarter of 2007. Lower carrying values of portfolio holdings across Corporate Private Equity, Real Estate and Marketable Alternative Asset Management contributed to the negative revenues, partially offset by strong results across advisory businesses and growth in fee paying assets. For the nine months ended September 30, 2008, Total Net Reportable Segment Revenues were $179.3 million as compared to Total Pro Forma Adjusted Reportable Segment Revenues of $2.75 billion for the same period in 2007.

Economic Net Income for the third quarter of 2008 totaled $(509.3) million as compared to $99.9 million in this year’s second quarter and Economic Net Income of $299.2 million for the third quarter of 2007. Economic Net Income for the nine months ended September 30, 2008 was $(502.9) million as compared to Pro Forma Adjusted Economic Net Income of $1.99 billion for the nine months ended September 30, 2007. Adjusted Cash Flow from Operations in the third quarter was a negative $(9.0) million and a positive $148.1 million for the first nine months of the year.

A significant amount of equity interests held by senior managing directors and other employees prior to the initial public offering (“IPO”) are subject to future vesting, minimum retained ownership interests and transfer restrictions. As a result of the future vesting, Blackstone has and will continue to show significant charges associated with these equity interests over their respective service periods. These, as well as certain other transactional charges, associated with the 2007 reorganization, the IPO and subsequent

The Blackstone Group® L.P. 345 Park Avenue New York, NY 10154 212 583-5000

corporate actions including acquisitions, are likely to result in GAAP net losses for the next five years depending upon applicable service periods or useful lives.

Blackstone remains well positioned from a capital and liquidity perspective with $1.13 billion in available cash and an additional $1.29 billion invested in the firm’s liquid funds, against $845.0 million in short term borrowings.

GAAP results for the third quarter of 2008 included negative Revenues of $(160.3) million, Other Loss of $(550.8) million and Loss Before Benefit for Taxes of $(365.5) million. For the third quarter of 2007, Revenues were $526.7 million, Other Income was $9.9 million and Loss Before Provision for Taxes totaled $(107.3) million. GAAP results for the nine months ended September 30, 2008 included Revenues of $261.9 million, Other Loss of $(576.7) million and Loss Before Benefit for Taxes of $(797.7) million. For the nine months ended September 30, 2007, Revenues were $2.71 billion, Other Income was $5.41 billion and Income Before Provision for Taxes totaled $1.81 billion. In connection with the IPO of the common units of The Blackstone Group L.P. (the publicly traded partnership), Blackstone effected a reorganization on June 18, 2007, which affects the comparison of the current year’s periods with those of the prior year’s. Blackstone’s business was historically conducted through a large number of entities as to which there was no single holding entity. Accordingly, operating results for the 2007 periods presented are for the respective consolidated and combined entities. On a GAAP basis, Net Cash Flow Provided by Operating Activities was $475.2 million for the three months ended September 30, 2008 as compared to Net Cash Flow Used in Operating Activities of $(266.9) million for the comparable prior year period.

Global financial markets experienced severe volatility and declines across asset classes in the third quarter of 2008. Credit fears served to substantially stall lending markets, including inter-bank lending. The lack of lending between financial institutions and to corporations left many companies, both healthy and unhealthy, unable to borrow. Global economic growth slowed in both developed and emerging nations and commodity prices have meaningfully declined. Declining market prices also forced many leveraged investors to sell assets to meet liquidity and margin requirements and reduce leverage ratios regardless of market prices.

Stephen A. Schwarzman, Chairman and Chief Executive Officer said: “We are operating in a challenging and volatile environment. As evidenced in the third quarter, global equity and credit markets have declined substantially and we have lowered the carrying value of our fund investments. However, Blackstone has set up its businesses to not only weather such an environment, but to benefit from it. Given Blackstone’s strong balance sheet, scale and breadth of business and continued strong investment performance, we believe that the current market dislocations will alter the competitive landscape, position our firm to enhance our market position and enhance long term unitholder value.”

The table below details Blackstone’s Economic Net Income and Adjusted Cash Flow from Operations for the quarter and nine months ended September 30, 2008 as compared to Blackstone’s Economic Net Income and Pro Forma Adjusted Economic Net Income for the comparable prior year periods. Economic Net Income Before Taxes includes unrealized gains/losses and the direct compensation impact related to those gains/losses but excludes transaction related charges.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
				Pro Forma Adjusted
	(Dollars in Thousands, Except per Unit Amounts)

Economic Net Income, Total Reportable Segments (a)	$(509,266)	$299,158	$(502,908)	$1,992,548
Provision (Benefit) for Income Taxes (b)	(6,720)	65,204	(99,491)	265,089

Economic Net Income After Taxes	$(502,546)	$233,954	$(403,417)	$1,727,459

Economic Net Income After Taxes per Adjusted Unit	$(0.44)	$0.21	$(0.36)	$1.54

Adjusted Cash Flow from Operations (a)	$(9,001)	$311,195	$148,122	$1,272,073

(a)	Reconciliations of Pro Forma Adjusted Economic Net Income, Total Reportable Segments to Economic Net Income, Total Reportable Segments and of Adjusted Cash Flow from Operations to Net Cash Provided by (Used in) Operating Activities are presented in Exhibits 4 and 5, respectively, to this release.

(b)	Represents the implied provision (benefit) for income taxes calculated using the same methodology applied in calculating the tax provision (benefit) for The Blackstone Group L.P.

SEGMENT REVIEW

Corporate Private Equity

For the quarter ended September 30, 2008, Corporate Private Equity had negative third quarter revenues of $(68.3) million, as compared with revenues of $92.4 million for the second quarter of 2008 and $227.3 million for the third quarter of 2007. The principal cause of the change year over year was a reduction in the carrying value of the portfolio holdings in the corporate private equity funds. This decrease in carrying value is reflected in lower Performance Fees and Allocations and Investment Income (Loss) and Other.

Base Management Fees were essentially flat as compared to both the second quarter of 2008 and third quarter of 2007. Transaction and Other Fees increased $6.9 million as compared to the second quarter of 2008 and decreased $22.6 million from the third quarter of 2007.

Compensation and Benefits expense declined to $34.2 million in the third quarter, from $40.3 million in the second quarter of 2008 and $56.3 million in the third quarter of 2007. Other Operating Expenses were $24.0 million, up from $20.9 million in the second quarter of 2008 and down from $22.8 million in the third quarter of 2007.

Weighted-Average Fee-Earning Assets Under Management rose to $25.26 billion from $24.62 billion in the third quarter of 2007.

Limited Partner Capital deployed totaled $1.51 billion for the third quarter of 2008, a decrease from $2.34 billion deployed in the third quarter of 2007.

Real Estate

For the quarter ended September 30, 2008, Real Estate had negative revenues of $(273.7) million, as compared with negative revenues of $(14.4) million for the second quarter of 2008 and positive revenues of $109.1 million for the third quarter of 2007. The principal driver of the decline year over year was a net decrease in the carrying value of the portfolio holdings in the real estate funds. This decrease in carrying value is reflected in Performance Fees and Allocations and Investment Income (Loss) and Other.

Base Management Fees increased to $80.4 million in the third quarter of 2008 which represents an increase of 18% compared to the second quarter of 2008 and 14% over the third quarter of 2007, reflecting higher Fee-Earning Assets Under Management. Real Estate had closings of $1.68 billion on the segment’s European focused real estate fund, which is included in the current quarter.

Transaction and Other Fees declined as a result of lower transaction volume in the quarter as compared to the third quarter of 2007.

Compensation and Benefits was $21.1 million in the third quarter, down from $32.1 million in the second quarter of 2008 and $39.3 million for the third quarter of 2007. Other Operating Expenses were $14.8 million, up from $12.6 million in the second quarter of 2008 and $12.6 million in the third quarter of 2007.

Weighted-Average Fee-Earning Assets Under Management for the quarter increased 33% or $5.70 billion to $22.79 billion.

Limited Partner Capital Deployed totaled $131.1 million for the quarter ended September 30, 2008, a decrease from the $269.8 million deployed in the third quarter of 2007.

Marketable Alternative Asset Management (MAAM)

For the third quarter of 2008, MAAM had negative revenues of $(48.0) million, compared with $225.2 million for the second quarter of 2008 and $124.9 million for the third quarter of 2007.

Base Management Fees increased $43.3 million, or 49% in the third quarter of 2008 as compared to the third quarter of 2007, and 3% as compared to the second quarter of 2008, reflecting higher Fee-Earning Assets Under Management.

Compensation and Benefits was $60.3 million in the third quarter, down from $84.2 million in the second quarter of 2008 and up from $34.0 million for the third quarter of 2007.

Weighted-Average Fee-Earning Assets Under Management for the quarter ended September 30, 2008 totaled $55.07 billion (including $12.73 billion relating to GSO) compared with $34.83 billion for the prior year period, a 58% increase. MAAM includes funds of hedge funds, debt funds and CLOs, proprietary hedge funds and publicly-traded closed-end mutual funds investing across several asset classes and geographies.

Limited Partner Capital Deployed totaled $657.6 million for the quarter ended September 30, 2008, up from $97.2 million in the same period of 2007, primarily from activity in certain of Blackstone’s newly launched debt funds.

Financial Advisory

Revenues were $160.7 million in the third quarter of 2008, representing an increase of 120% compared to $72.9 million in the second quarter of 2008 and up 91% from $84.3 million in the same period in 2007. Revenues in all business units increased year over year, most notably in Blackstone’s corporate and mergers and acquisitions advisory service and restructuring and reorganization advisory services businesses. An increase in client mandates accounted for the increase in corporate and mergers and acquisitions advisory revenues, while the continued credit market turmoil and low levels of available liquidity led to increased bankruptcies, debt defaults and debt restructurings and drove the increase in revenues in the restructuring and reorganization advisory services business.

Compensation and Benefits was $82.3 million in the third quarter, up from $48.6 million in the second quarter of 2008 and $50.0 million for the third quarter of 2007.

CAPITAL

For Economic Net Income purposes, the weighted-average fully diluted unit count for the three month and nine month periods ended September 30, 2008 was 1,129.3 million units and 1,129.2 million units (the “Adjusted Units”), respectively. The weighted-average fully diluted unit count for the three months ended September 30, 2007 and for the period June 19, 2007 through September 30, 2007 was 1,121.0 million units.

The total number of units used in calculating cash distributions was 1,101.6 million units for the nine month period ended September 30, 2008 and 1,089.7 million units for the period June 19, 2007 through September 30, 2007.

DISTRIBUTION

The Blackstone Group L.P. has declared a quarterly distribution of $0.30 per common unit to record holders of common units at the close of business on November 28, 2008. This distribution will be paid on December 12, 2008. With this payment, Blackstone will have made $240 million ($0.90 per common unit) in priority distributions for the nine months ended September 30, 2008.

As Blackstone has previously reported, until December 31, 2009 Blackstone personnel and others who hold Blackstone Holdings partnership units (and who own approximately 75% of all outstanding units, with common unitholders holding the remaining 25%) will not receive distributions (other than tax distributions in circumstances specified in Blackstone’s 2007 Annual Report on Form 10-K) for a given calendar year until common unitholders receive aggregate distributions of $1.20 per common unit for such year. The specific amount of this priority allocation of distributions to common unitholders prior to December 31, 2009 is governed by the amount of Blackstone’s Adjusted Cash Flow from Operations available for distributions, as determined in the manner specified in the 2007 10-K Annual Report.

The amount of the distribution to common unitholders payable in respect of the fourth quarter of 2008 will depend on the amount of Blackstone’s Adjusted Cash Flow from Operations for the full 2008 year and other factors. Unless general market conditions improve significantly, the amount of cash flow in the fourth quarter might necessitate a fourth quarter distribution that is significantly lower than $0.30 per common unit and possibly no distribution at all.

Public common unitholders will continue to receive a priority distribution ahead of Blackstone personnel and others through 2009, but the amount of those distributions in respect of 2009 will be based on the amount of Adjusted Cash Flow from Operations in 2009 available for distributions and could fall below $1.20.

# # #

Blackstone will host a conference call on November 6, 2008 at 11:00 a.m. EST to discuss third quarter 2008 results. The conference call can be accessed by dialing (888) 713-4211 (U.S. domestic) and (617) 213-4864 (international) pass code 80404062. Additionally the conference call will be broadcast live.

over the internet and can be accessed by all interested parties through the Investor Relations section of The Blackstone Group’s website http://ir.blackstone.com. For those unable to listen to the live broadcast, a replay will be available on Blackstone’s website or by dialing (888) 286-8010 (U.S. domestic) or (617) 801-6888 (international) pass code number 77283999, beginning approximately two hours after the event.

About The Blackstone Group

Blackstone is one of the world’s leading investment and advisory firms. We seek to create positive economic impact and long-term value for our investors, the companies we invest in, the companies we advise and the broader global economy. We do this through the commitment of our extraordinary people and flexible capital. Our alternative asset management businesses include the management of corporate private equity funds, real estate funds, hedge funds, funds of funds, debt funds, collateralized loan obligation vehicles (CLOs) and closed-end mutual funds. The Blackstone Group also provides various financial advisory services, including mergers and acquisitions advisory, restructuring and reorganization advisory and fund placement services. Further information is available at www.blackstone.com.

Investor Relations Contact:

Joan Solotar

The Blackstone Group

Tel: +1 212 583 5068

solotar@blackstone.com

Media Relations Contact:

Peter Rose

The Blackstone Group

Tel: +1 212 583 5871

rose@blackstone.com

Forward-Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 which reflect Blackstone’s current views with respect to, among other things, Blackstone’s operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Blackstone believes these factors include but are not limited to those described under the section entitled “Risk Factors” in its Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as such factors may be updated from time to time in its periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the prospectus. Blackstone undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

This release does not constitute an offer of any Blackstone Fund.

THE BLACKSTONE GROUP L.P.

Exhibit 1a. Consolidated and Combined Statements of Income

(Dollars in Thousands, Except Per Unit Data)

	Quarter Ended September 30,
	2008	2007	% Variance
Revenues
Management and Advisory Fees	$447,373	$329,445	36%
Performance Fees and Allocations	(416,076)	149,934	N/M
Investment Income and Other (1)	(191,551)	47,307	N/M

Total Revenues	(160,254)	526,686	N/M

Expenses
Compensation and Benefits (1)	991,521	929,721	7%
Interest (1)	5,893	2,258	161%
General, Administrative and Other (1)	121,842	111,814	9%
Fund Expenses	13,442	7,202	87%

Total Expenses	1,132,698	1,050,995	8%

Other Income (Loss)
Net Gains (Losses) from Fund Investment Activities	(550,755)	9,884	N/M

Income (Loss) Before Non-Controlling Interests in Loss of Consolidated Entities and Provision (Benefit) for Taxes	(1,843,707)	(514,425)	258%
Non-Controlling Interests in Loss of Consolidated Entities	(1,478,208)	(407,076)	263%

Income (Loss) Before Provision (Benefit) for Taxes	(365,499)	(107,349)	240%
Provision (Benefit) for Taxes	(25,168)	5,841	N/M

Net Income (Loss) (1)	$(340,331)	$(113,190)	201%

Net Loss per Common Unit, Basic and Diluted
Common Units Entitled to Priority Distributions	$(1.27)	$(0.44)

Common Units Not Entitled to Priority Distributions	$(1.57)

(1) Net transaction-related charges included above were:
Investment Income and Other	$(9,539)	$—

Compensation and Benefits (including equity-based compensation)	793,665	747,406
Interest	850	—
General, Administrative and Other	51,799	55,204

	846,314	802,610

	$855,853	$802,610

THE BLACKSTONE GROUP L.P.

Exhibit 1b. Consolidated and Combined Statements of Income

(Dollars in Thousands, Except Per Unit Data)

	Nine Months Ended September 30,
	2008	2007	% Variance
Revenues
Management and Advisory Fees	$1,094,941	$1,118,541	(2%	)
Performance Fees and Allocations	(618,485)	1,266,181	N/M
Investment Income and Other (1)	(214,535)	320,460	N/M

Total Revenues	261,921	2,705,182	(90%	)

Expenses
Compensation and Benefits (1)	2,997,476	1,354,472	121%
Interest (1)	14,326	28,560	(50%	)
General, Administrative and Other (1)	324,580	190,633	70%
Fund Expenses	58,187	126,448	(54%	)

Total Expenses	3,394,569	1,700,113	100%

Other Income (Loss)
Net Gains (Losses) from Fund Investment Activities	(576,713)	5,406,709	N/M

Income (Loss) Before Non-Controlling Interests in Income (Loss) of Consolidated Entities and Provision (Benefit) for Taxes	(3,709,361)	6,411,778	N/M

Non-Controlling Interests in Income (Loss) of Consolidated Entities	(2,911,634)	4,601,139	N/M

Income (Loss) Before Provision (Benefit) for Taxes	(797,727)	1,810,639	N/M

Provision (Benefit) for Taxes	(49,872)	17,402	N/M

Net Income (Loss) (1)	$(747,855)	$1,793,237	N/M

		June 19, 2007 through September 30, 2007
Net Loss per Common Unit, Basic and Diluted
Common Units Entitled to Priority Distributions	$(2.84)	$(0.64)

Common Units Not Entitled to Priority Distributions	$(1.57)

(1) Net transaction-related charges included above were:
Investment Income and Other	$(1,509)	$—

Compensation and Benefits (including equity-based compensation)	2,536,341	983,634
Interest	3,202	—
General, Administrative and Other	126,011	62,404

	2,665,554	1,046,038

	$2,667,063	$1,046,038

THE BLACKSTONE GROUP L.P.

Exhibit 2. Consolidated Statements of Financial Condition

(Dollars in Thousands)

	September 30, 2008	December 31, 2007
Assets
Cash and Cash Equivalents	$1,134,954	$868,629
Cash Held by Blackstone Funds	143,681	163,696
Investments	5,468,327	7,145,156
Accounts Receivable	297,385	213,086
Due from Brokers	804,301	812,250
Investment Subscriptions Paid in Advance	—	36,698
Due from Affiliates	387,585	855,854
Intangible Assets, Net	1,117,038	604,681
Goodwill	1,695,848	1,597,474
Other Assets	160,596	99,366
Deferred Tax Assets	739,542	777,310

Total Assets	$11,949,257	$13,174,200

Liabilities and Partners’ Capital
Loans Payable	$986,021	$130,389
Amounts Due to Non-Controlling Interest Holders	118,734	269,901
Securities Sold, Not Yet Purchased	590,437	1,196,858
Due to Affiliates	1,008,896	831,609
Accrued Compensation and Benefits	424,686	188,997
Accounts Payable, Accrued Expenses and Other Liabilities	170,498	250,445

Total Liabilities	3,299,272	2,868,199

Commitments and Contingencies
Non-Controlling Interests in Consolidated Entities	4,836,128	6,079,156

Partners’ Capital
Partners’ Capital	3,814,142	4,226,500
Accumulated Other Comprehensive Income	(285)	345

Total Partners’ Capital	3,813,857	4,226,845

Total Liabilities and Partners’ Capital	$11,949,257	$13,174,200

THE BLACKSTONE GROUP L.P.

Exhibit 3. Condensed Consolidated and Combined Statements of Cash Flows

(Dollars in Thousands)

	Quarter Ended					Quarter Ended			Nine Months Ended
	March 31, 2007	June 30, 2007	September 30, 2007	December 30, 2007	Full Year 2007	March 31, 2008	June 30, 2008	September 30, 2008	September 30, 2008	September 30, 2007
Operating Activities
Net Income (Loss)	$1,132,076	$774,351	$(113,190)	$(170,000)	$1,623,237	$(250,993)	$(156,531)	$(340,331)	$(747,855)	$1,793,237
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used in) Operating Activities:
Net Cash Provided by (Used in) Operating Activities
Blackstone Funds Related:
Non-Controlling Interests in Income (Loss) of Consolidated Entities	744,923	1,625,043	(336,870)	(511,793)	1,521,303	(788,477)	(556,261)	(1,088,351)	(2,433,089)	2,033,096
Net Realized (Gains) Losses on Investments	(1,050,641)	(2,424,334)	(350,629)	25,467	(3,800,137)	256	(118,555)	204,373	86,074	(3,825,604)
Changes in Unrealized (Gains) Losses on Investments Allocable to Blackstone Group	(520,424)	507,239	(30,650)	30,205	(13,630)	62,823	(7,770)	182,138	237,191	(43,835)
Non-Cash Performance Fees and Allocations	—	(483,101)	160,808	135,223	(187,070)	76,279	37,343	393,282	506,904	(322,293)
Equity-Based Compensation Expense	—	236,228	747,406	781,554	1,765,188	914,671	805,597	774,431	2,494,699	983,634
Intangible Amortization	—	7,200	55,204	55,203	117,607	33,528	40,685	39,512	113,725	62,404
Other Non-Cash Amounts Included in Net Income	(13,007)	17,782	713	5,733	11,221	3,845	5,102	4,470	13,417	5,488
Cash Flows Due to Changes in Operating Assets and Liabilities:	289,160	(342,933)	(859,278)	724,469	(188,582)	311,656	55,230	(46,198)	320,688	(913,051)
Blackstone Funds Related Investment Activity	(1,926,042)	599,372	459,539	(832,302)	(1,699,433)	(248,434)	(2,697)	351,860	100,729	(867,131)

Net Cash Provided by (Used in) Operating Activities	(1,343,955)	516,847	(266,947)	243,759	(850,296)	115,154	102,143	475,186	692,483	(1,094,055)

Investing Activities
Net Cash Provided by (Used in) Investing Activities	(3,068)	(34,742)	(2,593)	(15,196)	(55,599)	(388,918)	20,210	(9,731)	(378,439)	(40,403)

Financing Activities
Net Cash Provided by (Used in) Financing Activities	1,342,302	825,897	(553,630)	29,873	1,644,442	77,714	(577,272)	451,839	(47,719)	1,614,569

Effect of Exchange Rate Changes on Cash and Cash Equivalents	1,027	(388)	—	—	639	90	(90)	—	—	639

Net Increase (Decrease) in Cash and Cash Equivalents	(3,694)	1,307,614	(823,170)	258,436	739,186	(195,960)	(455,009)	917,294	266,325	480,750
Cash and Cash Equivalents, Beginning of Period	129,443	125,749	1,433,363	610,193	129,443	868,629	672,669	217,660	868,629	129,443

Cash and Cash Equivalents, End of Period	$125,749	$1,433,363	$610,193	$868,629	$868,629	$672,669	$217,660	$1,134,954	$1,134,954	$610,193

THE BLACKSTONE GROUP L.P.

Exhibit 4a. Economic Net Income and Pro Forma Adjusted Economic Net Income

(Dollars in Thousands)

The tables below detail Blackstone’s Economic Net Income, except for the quarters ended March 31, 2007 and June 30, 2007 and the year ended December 31, 2007, for which periods Pro Forma Adjusted Economic Net Income is presented. Exhibit 4b includes the presentation of Economic Net Income for each of the periods for which Pro Forma Adjusted Economic Net Income is presented below.

	Quarter Ended								Quarter Ended			Nine Months Ended September 30,
	March 31, 2007		June 30, 2007		September 30, 2007	December 31, 2007	Full Year 2007		March 31, 2008	June 30, 2008	September 30, 2008	2008	2007
	Pro Forma Adjusted						Pro Forma Adjusted						Pro Forma Adjusted
Corporate Private Equity
Revenues
Management Fees
Base Management Fees	$58,861		$62,858		$66,389	$66,735	$254,843		$67,336	$66,967	$67,009	$201,312	$188,108
Transaction and Other Fees *	9,128		56,044		48,711	64,188	178,071		10,837	19,161	26,090	56,088	113,883
Management Fee Offsets **	(8,231)		(12,634)		(20,892)	(23,278)	(65,035)		(8,410)	(15,232)	(9,330)	(32,972)	(41,757)

Total Management Fees	59,758		106,268		94,208	107,645	367,879		69,763	70,896	83,769	224,428	260,234
Performance Fees and Allocations	122,934	(a)	230,424	(a)	108,398	(123,371)	338,385	(a)	(163,430)	21,960	(104,653)	(246,123)	461,756
Investment Income (Loss) and Other	26,212	(a)	63,782	(a)	24,685	339	115,018	(a)	(23,050)	(408)	(47,454)	(70,912)	114,679

Total Segment Revenues	208,904		400,474		227,291	(15,387)	821,282		(116,717)	92,448	(68,338)	(92,607)	836,669

Expenses
Compensation and Benefits	33,383	(b)	44,782	(b)	56,319	(1,798)	132,686	(b)	(80,752)	40,283	34,192	(6,277)	134,484
Other Operating Expenses	8,778	(c)	14,793	(c)	22,798	23,603	69,972	(c)	22,200	20,880	23,957	67,037	46,369

Total Segment Expenses	42,161		59,575		79,117	21,805	202,658		(58,552)	61,163	58,149	60,760	180,853

Economic Net Income (Loss)	$166,743		$340,899		$148,174	$(37,192)	$618,624		$(58,165)	$31,285	$(126,487)	$(153,367)	$655,816

Real Estate
Revenues
Management Fees
Base Management Fees	$37,450		$60,183		$70,618	$61,053	$229,304		$66,751	$67,977	$80,361	$215,089	$168,251
Transaction and Other Fees *	209,451		19,441		14,886	108,400	352,178		11,795	6,854	7,050	25,699	243,778
Management Fee Offsets	—		(691)		(9,281)	(1,745)	(11,717)		(404)	(326)	(1,435)	(2,165)	(9,972)

Total Management Fees	246,901		78,933		76,223	167,708	569,765		78,142	74,505	85,976	238,623	402,057
Performance Fees and Allocations	457,360	(a)	152,681	(a)	28,479	(38,310)	600,210	(a)	(30,062)	(77,133)	(302,448)	(409,643)	638,520
Investment Income (Loss) and Other	62,511	(a)	83,501	(a)	4,398	(15,897)	134,513	(a)	(176)	(11,788)	(57,180)	(69,144)	150,410

Total Segment Revenues	766,772		315,115		109,100	113,501	1,304,488		47,904	(14,416)	(273,652)	(240,164)	1,190,987

Expenses
Compensation and Benefits	98,523	(b)	36,486	(b)	39,325	65,416	239,750	(b)	35,688	32,083	21,102	88,873	174,334
Other Operating Expenses	4,735	(c)	5,541	(c)	12,639	27,575	50,490	(c)	16,160	12,581	14,807	43,548	22,915

Total Segment Expenses	103,258		42,027		51,964	92,991	290,240		51,848	44,664	35,909	132,421	197,249

Economic Net Income (Loss)	$663,514		$273,088		$57,136	$20,510	$1,014,248		$(3,944)	$(59,080)	$(309,561)	$(372,585)	$993,738

*	Transaction and Other Fees are net of amounts, if any, shared with limited partners.
**	Primarily broken deal expenses.
(a)	Pro Forma adjustments reflect the elimination of the revenues of the businesses that were not contributed as part of the Reorganization.
(b)	Pro Forma adjustments reflect the addition of expenses related to employee compensation and profit arrangements that were not effective prior to the Reorganization.
(c)	Pro Forma adjustments reflect the elimination of interest expense based on the assumption that the revolving credit facility was repaid in full from the proceeds of the offering as of January 1, 2007.

continued…

THE BLACKSTONE GROUP L.P.

Exhibit 4a. Economic Net Income and Pro Forma Adjusted Economic Net Income

(Dollars in Thousands)

	Quarter Ended								Quarter Ended			Nine Months Ended September 30,
	March 31, 2007		June 30, 2007		September 30, 2007	December 31, 2007	Full Year 2007		March 31, 2008	June 30, 2008	September 30, 2008	2008	2007
	Pro Forma Adjusted						Pro Forma Adjusted						Pro Forma Adjusted
Marketable Alternative Asset Management
Revenues
Management Fees
Base Management Fees	$61,097		$74,413		$87,999	$92,795	$316,304		$103,187	$127,449	$131,279	$361,915	$223,509
Transaction and Other Fees *	1,871		1,189		1,694	1,876	6,630		1,128	2,884	4,270	8,282	4,754

Total Management Fees	62,968		75,602		89,693	94,671	322,934		104,315	130,333	135,549	370,197	228,263
Performance Fees and Allocations	68,061	(a)	61,906	(a)	2,522	24,490	156,979	(a)	5,058	45,027	(12,488)	37,597	132,489
Investment Income (Loss) and Other	25,259	(a)	31,138	(a)	32,658	59,027	148,082	(a)	(79,383)	49,885	(171,033)	(200,531)	89,055

Total Segment Revenues	156,288		168,646		124,873	178,188	627,995		29,990	225,245	(47,972)	207,263	449,807

Expenses
Compensation and Benefits	59,374	(b)	78,268	(b)	34,006	45,692	217,340	(b)	56,273	84,162	60,268	200,703	171,648
Other Operating Expenses	8,898	(c)	13,511	(c)	17,779	22,205	62,393	(c)	18,307	25,158	26,073	69,538	40,188

Total Segment Expenses	68,272		91,779		51,785	67,897	279,733		74,580	109,320	86,341	270,241	211,836

Economic Net Income (Loss)	$88,016		$76,867		$73,088	$110,291	$348,262		$(44,590)	$115,925	$(134,313)	$(62,978)	$237,971

Financial Advisory
Revenues
Advisory Fees	$92,525		$97,518		$81,911	$88,330	$360,284		$68,563	$71,080	$157,026	$296,669	$271,954
Investment Income and Other	1,684		1,034		2,354	2,302	7,374		2,597	1,826	3,716	8,139	5,072

Total Segment Revenues	94,209		98,552		84,265	90,632	367,658		71,160	72,906	160,742	304,808	277,026

Expenses
Compensation and Benefits	49,926	(b)	45,854	(b)	50,020	44,363	190,163	(b)	46,967	48,574	82,295	177,836	145,800
Other Operating Expenses	4,777	(c)	7,941	(c)	13,485	11,712	37,915	(c)	11,061	12,537	17,352	40,950	26,203

Total Segment Expenses	54,703		53,795		63,505	56,075	228,078		58,028	61,111	99,647	218,786	172,003

Economic Net Income	$39,506		$44,757		$20,760	$34,557	$139,580		$13,132	$11,795	$61,095	$86,022	$105,023

*	Transaction and Other Fees are net of amounts, if any, shared with limited partners.
(a)	Pro Forma adjustments reflect the elimination of the revenues of the businesses that were not contributed as part of the Reorganization.
(b)	Pro Forma adjustments reflect the addition of expenses related to employee compensation and profit arrangements that were not effective prior to the Reorganization.
(c)	Pro Forma adjustments reflect the elimination of interest expense based on the assumption that the revolving credit facility was repaid in full from the proceeds of the offering as of January 1, 2007.

continued…

THE BLACKSTONE GROUP L.P.

Exhibit 4a. Economic Net Income and Pro Forma Adjusted Economic Net Income

(Dollars in Thousands)

	Quarter Ended								Quarter Ended			Nine Months Ended September 30,
	March 31, 2007		June 30, 2007		September 30, 2007	December 31, 2007	Full Year 2007		March 31, 2008	June 30, 2008	September 30, 2008	2008	2007
	Pro Forma Adjusted						Pro Forma Adjusted						Pro Forma Adjusted
Economic Net Income Recap, Total Reportable Segments
Revenues
Management Fees
Base Management Fees	$157,408		$197,454		$225,006	$220,583	$800,451		$237,274	$262,393	$278,649	$778,316	$579,868
Advisory Fees	92,525		97,518		81,911	88,330	360,284		68,563	71,080	157,026	296,669	271,954
Transaction and Other Fees *	220,450		76,674		65,291	174,464	536,879		23,760	28,899	37,410	90,069	362,415
Management Fee Offsets **	(8,231)		(13,325)		(30,173)	(25,023)	(76,752)		(8,814)	(15,558)	(10,765)	(35,137)	(51,729)

Total Management and Advisory Fees	462,152		358,321		342,035	458,354	1,620,862		320,783	346,814	462,320	1,129,917	1,162,508
Performance Fees and Allocations	648,355	(a)	445,011	(a)	139,399	(137,191)	1,095,574	(a)	(188,434)	(10,146)	(419,589)	(618,169)	1,232,765
Investment Income (Loss) and Other	115,666	(a)	179,455	(a)	64,095	45,771	404,987	(a)	(100,012)	39,515	(271,951)	(332,448)	359,216

Total Segment Revenues	1,226,173		982,787		545,529	366,934	3,121,423		32,337	376,183	(229,220)	179,300	2,754,489

Expenses
Compensation and Benefits	241,206	(b)	205,390	(b)	179,670	153,673	779,939	(b)	58,176	205,102	197,857	461,135	626,266
Other Operating Expenses	27,188	(c)	41,786	(c)	66,701	85,095	220,770	(c)	67,728	71,156	82,189	221,073	135,675

Total Segment Expenses	268,394		247,176		246,371	238,768	1,000,709		125,904	276,258	280,046	682,208	761,941

Total Economic Net Income (Loss)	$957,779		$735,611		$299,158	$128,166	$2,120,714		$(93,567)	$99,925	$(509,266)	$(502,908)	$1,992,548

*	Transaction and Other Fees are net of amounts, if any, shared with limited partners.
**	Primarily broken deal expenses.
(a)	Pro Forma adjustments reflect the elimination of the revenues of the businesses that were not contributed as part of the Reorganization.
(b)	Pro Forma adjustments reflect the addition of expenses related to employee compensation and profit arrangements that were not effective prior to the Reorganization.
(c)	Pro Forma adjustments reflect the elimination of interest expense based on the assumption that the revolving credit facility was repaid in full from the proceeds of the offering as of January 1, 2007.

continued…

THE BLACKSTONE GROUP L.P.

Exhibit 4b. Economic Net Income

(Dollars in Thousands)

The table below details Blackstone’s Economic Net Income for each reportable segment for the quarters ended March 31, 2007 and June 30, 2007 and the year ended December 31, 2007.

	Corporate Private Equity			Real Estate			Marketable Alternative Asset Management
	Quarter Ended		Year Ended December 31, 2007	Quarter Ended		Year Ended December 31, 2007	Quarter Ended		Year Ended December 31, 2007
	March 31, 2007	June 30, 2007		March 31, 2007	June 30, 2007		March 31, 2007	June 30, 2007
Revenues
Management Fees
Base Management Fees	$58,861	$62,858	$254,843	$37,450	$60,183	$229,304	$61,097	$74,413	$316,304
Transaction and Other Fees	9,128	56,044	178,071	209,451	19,441	352,178	1,871	1,189	6,630
Management Fee Offsets	(8,231)	(12,634)	(65,035)	—	(691)	(11,717)	—	—	—

Total Management Fees	59,758	106,268	367,879	246,901	78,933	569,765	62,968	75,602	322,934
Performance Fees and Allocations	140,423	254,466	379,479	476,358	157,425	623,200	68,061	61,906	156,583
Investment Income and Other	27,096	65,415	117,971	63,472	83,853	136,578	25,261	31,138	148,479

Total Segment Revenues	227,277	426,149	865,329	786,731	320,211	1,329,543	156,290	168,646	627,996

Expenses
Compensation and Benefits	17,278	24,603	96,402	18,328	22,077	145,146	28,631	42,000	150,330
Other Operating Expenses	12,185	19,887	78,473	6,429	8,183	54,829	14,495	20,253	74,728

Total Segment Expenses	29,463	44,490	174,875	24,757	30,260	199,975	43,126	62,253	225,058

Economic Net Income	$197,814	$381,659	$690,454	$761,974	$289,951	$1,129,568	$113,164	$106,393	$402,938

	Financial Advisory			Recap, Total Reportable Segments
	Quarter Ended		Year Ended December 31, 2007	Quarter Ended		Year Ended December 31, 2007
	March 31, 2007	June 30, 2007		March 31, 2007	June 30, 2007
Revenues
Management Fees
Base Management Fees	$—	$—	$—	$157,408	$197,454	$800,451
Advisory Fees	92,525	97,518	360,284	92,525	97,518	360,284
Transaction and Other Fees	—	—	—	220,450	76,674	536,879
Management Fee Offsets	—	—	—	(8,231)	(13,325)	(76,752)

Total Management and Advisory Fees	92,525	97,518	360,284	462,152	358,321	1,620,862
Performance Fees and Allocations	—	—	—	684,842	473,797	1,159,262
Investment Income and Other	1,684	1,034	7,374	117,513	181,440	410,402

Total Segment Revenues	94,209	98,552	367,658	1,264,507	1,013,558	3,190,526

Expenses
Compensation and Benefits	15,911	22,342	132,633	80,148	111,022	524,511
Other Operating Expenses	5,204	8,638	39,037	38,313	56,961	247,067

Total Segment Expenses	21,115	30,980	171,670	118,461	167,983	771,578

Economic Net Income	$73,094	$67,572	$195,988	$1,146,046	$845,575	$2,418,948

THE BLACKSTONE GROUP L.P.

Exhibit 5. Reconciliation of Pro Forma Adjusted Cash Flow from Operations to Net Cash Provided by (Used in) Operating Activities and of Economic Net Income Adjusted Units—Diluted to GAAP Weighted-Average Common Units—Diluted

(Dollars in Thousands, Except Unit Data)

The following table provides a reconciliation of Blackstone’s Adjusted Cash Flow from Operations to Blackstone’s Net Cash Provided by (Used in) Operating Activities. Adjusted Cash Flow from Operations is a supplemental measure of liquidity to assess liquidity and amounts available for distributions to Blackstone unitholders, including Blackstone personnel.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Net Cash Provided by (Used in) Operating Activities	$475,186	$(266,947)	$692,483	$(1,094,055)
Changes in Operating Assets and Liabilities	46,198	859,278	(320,685)	913,051
Blackstone Funds Related Investment Activities	(351,860)	(459,539)	(100,729)	867,131
Net Realized Gains on Investments	(204,373)	350,629	(86,074)	3,825,604
Non-Controlling Interests in Income of Consolidated Entities	1,088,351	336,870	2,433,089	(2,033,096)
Realized Gains—Blackstone Funds	(31,473)	(20,822)	(11,241)	77,033

	1,022,029	799,469	2,606,843	2,555,668

				Pro Forma
Cash Flow from Operations—Adjustments (a)
Elimination of Non-Contributed Entities (b)	—	—	—	(46,523)
Increase in Compensation Expense (c)	—	—	—	(255,426)
Interests Held by Blackstone Holdings Limited Partners (d)	(999,620)	(396,068)	(2,372,246)	(565,901)
Eliminate Interest Expense (e)	—	—	—	26,302
Realized Gains—Blackstone Funds	—	(44,581)	—	(242,341)
Incremental Cash Tax Effect (f)	(31,410)	(47,625)	(86,475)	(199,706)

Adjusted Cash Flow from Operations	$(9,001)	$311,195	$148,122	$1,272,073

The following table provides the details of the components of Adjusted Cash Flow from Operations. Adjusted Cash Flow from Operations is the principal factor in determining the amount of distributions to unitholders.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007

				Pro Forma
Fee Related Earnings
Total Management and Advisory Fees (g)	$469,199	$346,749	$1,149,157	$1,175,853
Total Expenses (h)	317,390	307,552	839,343	928,968

Net Fee Related Earnings from Operations	151,809	39,197	309,814	246,885

Performance Fees and Allocations Net of Related Compensation (i)	5,237	209,355	28,571	793,552

Blackstone Investment Income (j)
Liquid	(167,436)	30,056	(204,325)	79,801
Illiquid	1,389	32,587	14,062	151,835

	(166,047)	62,643	(190,263)	231,636

Adjusted Cash Flow from Operations	$(9,001)	$311,195	$148,122	$1,272,073

(a)	Adjusted Cash Flow from Operations is based upon historical results of operations and gives effect to the pre-initial public offering reorganization and the initial public offering as if they were completed as of January 1, 2007. These pro forma adjustments are consistent with Rule 11-01 of Regulation S–X.
(b)	Represent adjustments to eliminate from Adjusted Cash Flow from Operations the cash flows of the businesses that were not contributed as part of the reorganization.
(c)	Represent adjustments to reflect in Adjusted Cash Flow from Operations the cash portion of expenses related to employee compensation that were not effective prior to the reorganization as well as vested carried interest for departed partners.

continued…

THE BLACKSTONE GROUP L.P.

Exhibit 5. Reconciliation of Pro Forma Adjusted Cash Flow from Operations to Net Cash Provided by (Used in) Operating Activities and of Economic Net Income Adjusted Units—Diluted to GAAP

Weighted-Average Common Units—Diluted

(Dollars in Thousands, Except Unit Data)

(d)	Represents an adjustment to add back net income (loss) allocable to interest holders of Blackstone Holdings Limited Partners after the Reorganization recorded as Non-Controlling Interests.
(e)	Represent adjustments to eliminate interest expense in Adjusted Cash Flow from Operations on the assumption that the revolving credit facility was repaid in full from the proceeds of the offering.
(f)	Represent the provisions for and/or adjustments to income taxes that were calculated using the same methodology applied in calculating such amounts for the period after the reorganization.
(g)	Comprised of total reportable segment Management and Advisory Fees plus Interest Income.
(h)	Comprised of total reportable segment compensation expense (excluding compensation expense related to Performance Fees and Allocations pursuant to Blackstone’s profit sharing plans related to carried interest and incentive fees which are included in (i) below), other operating expenses and Blackstone’s estimate of cash taxes currently due.
(i)	Represents realized Performance Fees and Allocations net of corresponding actual amounts due under Blackstone’s profit sharing plans related thereto.
(j)	Comprised of Blackstone’s investment income (realized and unrealized) on its liquid investments from its Marketable Alternative Asset Management segment as well as its net realized investment income on its illiquid investments, principally from its Corporate Private Equity and Real Estate Segments.

The following table provides a reconciliation of Blackstone’s Total GAAP Weighted-Average Common Units—Diluted to Weighted-Average Economic Net Income Adjusted Units—Diluted.

	Quarter Ended September 30, 2008	Quarter Ended September 30, 2007	Nine Months Ended September 30, 2008	June 29, 2007 Through September 30, 2007
Total GAAP Weighted-Average Common Units Outstanding—Diluted	268,783,493	260,194,486	263,033,959	260,114,870
Adjustments:
Weighted-Average Partnership Units	831,014,915	827,365,412	832,994,660	827,382,860
Weighted-Average Unvested Deferred Restricted Common Units	29,543,142	33,457,425	33,178,865	33,546,583

Weighted-Average Economic Net Income Adjusted Units—Diluted	1,129,341,550	1,121,017,323	1,129,207,484	1,121,044,313

THE BLACKSTONE GROUP L.P.

Exhibit 6. Supplemental Metrics

(Dollars in Thousands)

	As of and for the Quarters Ended September 30,
	2008	2007	% Variance
Total Assets Under Management (End of Period)

Corporate Private Equity	$28,390,384	$32,658,873	(13%	)
Real Estate	28,738,307	25,025,741	15%
MAAM	59,150,535	40,515,897	46%

	$116,279,226	$98,200,511	18%

Fee-Earning Assets Under Management (End of Period) (a)

Corporate Private Equity	$25,349,192	$24,705,648	3%
Real Estate	22,576,659	17,152,390	32%
MAAM	51,799,414	35,756,469	45%

	$99,725,265	$77,614,507	28%

Weighted-Average Fee-Earning Assets Under Management (For the Quarter Ended) (a)

Corporate Private Equity	$25,258,457	$24,615,313	3%
Real Estate	22,786,022	17,089,143	33%
MAAM	55,065,692	34,828,950	58%

	$103,110,171	$76,533,406	35%

Limited Partner Capital Deployed (For the Quarter Ended)
Corporate Private Equity	$1,511,065	$2,337,466	(35%	)
Real Estate	131,129	269,846	(51%	)
MAAM (b)	657,610	97,169	577%

	$2,299,804	$2,704,481	(15%	)

Fund Level Unrealized Value (c) (End of Period)

Corporate Private Equity
Cost	$17,901,156	$12,935,576	38%

Unrealized Value	$18,023,897	$16,540,549	9%

Real Estate
Cost	$11,224,808	$6,924,629	62%

Unrealized Value	$13,473,939	$11,611,947	16%

MAAM (b)
Cost	$2,539,773	$715,040	255%

Unrealized Value	$2,409,760	$727,787	231%

(a)	Excludes unrealized values which Blackstone is entitled to receive in carried interest.
(b)	Limited Partner Capital Deployed and Fund Level Unrealized Value for the MAAM segment represent activity in Blackstone’s mezzanine and credit liquidity funds.
(c)	Cost and unrealized value represents the cost of those fund investments, including co-investments arranged by Blackstone, and related unrealized value on which Blackstone is entitled to receive carried interest when a fund achieves cumulative investment returns in excess of a specified rate.